Exhibit 4.1


                                   SUPPLEMENT
                                       TO
                                SERIES SUPPLEMENT
            CORPORATE BACKED TRUST CERTIFICATES SERIES 2001-25 TRUST

          THIS SUPPLEMENT, dated as of June 3, 2002 (this "Supplement"), to the Series Supplement dated as of June 14, 2001 (the "Series Supplement") between Lehman ABS Corporation, as depositor (the "Depositor"), and U.S. Bank Trust National Association, as the trustee (the "Trustee" and, together with the Depositor, the "Parties"), with respect to the Corporate Backed Trust Certificates Series 2001-25 Trust, which supplements the Standard Terms for Trust Agreements, dated as of January 16, 2001 (the "Standard Terms" and, together with the Series Supplement, the "Trust Agreement"), between the Depositor and the Trustee.


                              W I T N E S S E T H:

          WHEREAS, the Parties entered into the Series Supplement for the purpose of setting forth, among other things, certain supplemental information with respect to the issuance of certificates initially designated Corporate Backed Trust Certificates Series 2001-25;


          WHEREAS, the Parties desire to cause the Trust to issue an additional 565,200 Class A-1 Certificates with an initial aggregate Certificate Principal Amount of $14,130,000 and additional Class A-2 Certificates with an aggregate initial notional amount of $14,130,000; and


          WHEREAS, Section 10.01 of the Standard Terms and Section 14 of the Series Supplement permit the amendment of the Series Supplement upon the terms and conditions specified therein and the Parties desire to amend the Series Supplement to cure certain ambiguities contained therein.


          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parties hereby agree as follows:

     1. Definitions. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Trust Agreement.

     2. Issuance of Additional Certificates. Pursuant to Section 3(d) of the Series Supplement, the Depositor hereby sells to the Trust an additional $14,130,000 of Underlying Securities and the Trust hereby issues an additional 565,200 Class A-1 Certificates with an initial aggregate Certificate Principal Amount of $14,130,000 and additional Class A-2 Certificates with an initial notional amount of $14,130,000 (the "Additional Certificates"). The Additional Certificates shall have an original issue date of even date herewith. The Trust is also issuing call warrants with respect to the Additional Certificates (the "Additional Call Warrants"). The descriptions of the Underlying Securities, the Certificates and the Call Warrants in the Series

Supplement, including the Schedules and Exhibits thereto, shall be deemed to be amended mutatis mutandis.

     3. Amendments.

     (a) Section 2(a) of the Series Supplement is hereby amended by deleting the definition of "Call Price" in its entirety and inserting the following in its place:

          "Call Price" shall mean, for each related Call Date, (i) in the case of the Class A-1 Certificates, the par value of the Class A-1 Certificates being purchased pursuant to the exercise of the Call Warrants, plus any accrued and unpaid interest on such amount (including any deferred distributions with interest thereon) to but excluding the Call Date and (ii) in the case of the Class A-2 Certificates, the present value of all amounts that would otherwise have been payable on the Class A-2 Certificates being purchased pursuant to the exercise of the Call Warrants for the period from the related Call Date to the Final Scheduled Distribution Date using a discount rate of 10% per annum, assuming no delinquencies, deferrals, redemptions or prepayments on the Underlying Securities shall occur after the related Call Date."

     (b) Section 3(e) of the Series Supplement is hereby deleted in its entirety and the following is hereby inserted in its place:

          "No Class A-2 Certificate or Call Warrant may be offered, resold, assigned or otherwise transferred (including by pledge or hypothecation) at any time prior to (x) the date which is two years or such shorter period of time as permitted by Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"),after the later of the original issue date of such Class A-2 Certificates or Call Warrants, as applicable, and the last date on which the Depositor or any "affiliate" (as defined in Rule 144 under the Securities Act) of the Depositor was the owner of such Class A-2 Certificates or Call Warrants, as applicable (or any predecessor thereto), or (y) such later date, if any, as may be required by a change in applicable securities laws (the "Resale Restriction Termination Date") unless such offer, resale, assignment or transfer is (i) to the Trust,
          (ii) pursuant to an effective registration statement under the Securities Act, (iii) to a qualified institutional buyer (a "QIB"), as such term is defined in Rule 144A promulgated under the Securities Act ("Rule 144A"), in accordance with Rule 144A or (iv) pursuant to another available exemption from registration provided under the Securities Act, and, in each of cases (i) through (iv), in accordance with any applicable securities laws of any state of the United States and other jurisdictions. Prior to any offer, resale, assignment or transfer of any Class A-2 Certificates or Call Warrants in the manner described in clause (iii) above, the prospective transferee and the prospective transferor shall be required to deliver to the Trustee an executed copy of an investment letter substantially in the form of (A) Exhibit C-1 hereto, in the case of any offer, resale, assignment or transfer of Class A-2 Certificates and (B) Exhibit C-2 hereto, in the case of any offer, resale, assignment or transfer of Call Warrants. Prior to any offer, resale, assignment or transfer of any Class A-2 Certificates or Call Warrants in the manner described in clause (iv) above, the prospective transferee and the prospective transferor shall be required to deliver to the Trustee documentation certifying that the offer, resale, assignment or transfer complies with the provisions of said clause (iv). In addition to the foregoing, each prospective transferee of any Class A-2 Certificates or Call Warrants in the manner contemplated by clause (iii) above shall acknowledge, represent and agree as follows:

               (1) The transferee (x) is a QIB, (y) is aware that the sale to it is being made in reliance on Rule 144A and (z) is acquiring such Class A-2 Certificates or Call Warrants, as applicable, for its own account or for the account of a QIB.

               (2) The transferee understands that the Class A-2 Certificates or Call Warrants, as applicable, are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and that the Class A-2 Certificates or Call Warrants, as applicable, have not been and will not be registered under the Securities Act.

               (3) The transferee agrees that (A) if in the future it decides to offer, resell, pledge or otherwise transfer the Class A-2 Certificates or Call Warrants, as applicable, prior to the Resale Restriction Termination Date, such Class A-2 Certificates or Call Warrants, as applicable, shall only be offered, resold, assigned or otherwise transferred (i) to the Trust, (ii) pursuant to an effective registration statement under the Securities Act, (iii) to a QIB, in accordance with Rule 144A or (iv) pursuant to another available exemption from registration provided under the Securities Act, and, in each of cases (i) through (iv), in accordance with any applicable securities laws of any state of the United States and other jurisdictions and (B) the transferee will, and each subsequent holder is required to, notify any subsequent purchaser of such Class A-2 Certificates or Call Warrants, as applicable, from it of the resale restrictions referred to in clause (A) above."

     (c) Section 7 of the Series Supplement is hereby amended as follows:

     (i) Section 7(a) is hereby amended by adding the following sentence at the end thereof:

          "On any Call Date, any Warrant Holder may exchange Called Certificates (as defined in the Warrant Agent Agreement) for a distribution of Underlying Securities representing the same percentage of Underlying Securities as such Called Certificates represent of all outstanding Certificates; provided that any such exchange shall either (x) result from an exercise of all Call Warrants owned by such Warrant Holder or (y) occur on a Call Date on which such Warrant Holder, alone or together with one or more other Warrant Holders, shall exchange Called Certificates relating to Underlying Securities having an aggregate principal amount equal to or in excess of the product of (i) 0.1 and (ii) the aggregate principal amount of the Underlying Securities deposited into the Trust on the Closing Date."

     (ii) The following proviso shall be added at the end of Section 7(b)(i):

          "; provided that for an Optional Exchange to occur on a Call Date, unless otherwise specified therein, the Call Notice shall be deemed to be the notice required hereunder."

     (iii) The following proviso shall be added at the end of Section 7(b)(ii):

          "; provided that for an Optional Exchange to occur on a Call Date, payment of the Call Price to the Warrant Agent pursuant to Section 1.1(a)(iii) of the Warrant Agent
          Agreement shall satisfy the requirement to surrender
          Certificates."

     (iv) The following proviso shall be added at the end of Section 7(b)(vii):

          "; provided that satisfaction of the conditions set forth in this Section 7(b) shall entitle the Certificateholder or Warrant Holder, as applicable, to a distribution thereof."

     (iv) The following subsections shall be added after the existing Section 7(b)(vii) as a new Section 7(b)(viii) and Section 7(b)(ix), respectively:

          "(viii) The aggregate principal amount of Certificates exchanged in connection with any Optional Exchange pursuant to this Section shall be in an amount that will entitle the Certificateholders thereof to Underlying Securities in an even multiple of the minimum denomination of such Underlying Securities."

     (vi) Section 7(d)(vi) is hereby deleted in its entirety and the following is hereby inserted in its place:

          "(vi) The Trustee shall not consent to any amendment or modification of this Agreement (including the Standard Terms) which would alter the timing or amount of any payment of the Call Price or any other provision of this Section 7 without the prior written consent of 100% of the Warrant Holders."

     (d) Schedule I of the Series Supplement is hereby deleted in its entirety.

     (e) Exhibit C of the Series Supplement is hereby deleted in its entirety and the attached Exhibits C-1 and C-2 hereto shall be inserted in its place.

     4. Additional Notice Provisions. For the purposes of the Series Supplement and the Warrant Agent Agreement, all notices to be provided to the Trustee shall also be provided to the Warrant Agent, and all notices to be provided to the Certificateholders shall also be provided to the Warrant Holders.

     5. Effect of Supplement. Except as supplemented hereby, the Series Supplement is ratified and confirmed and continues in full force and effect.

     6. Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

     7. Governing Law. THIS SUPPLEMENT AND THE TRANSACTIONS DESCRIBED HEREIN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

     8. Headings. The headings of Sections contained in this Amendment are provided for convenience only. They form no part of this Amendment or the Series Supplement and shall not affect the construction or interpretation of this Amendment or Series Supplement or any provisions hereof or thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplement to the Series Supplement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                 LEHMAN ABS CORPORATION,
                                   as Depositor



                                 By: _________________________________________
                                     Name:
                                     Title:


                                 U.S. BANK TRUST NATIONAL ASSOCIATION,
                                     not in its individual capacity
                                     but solely as Trustee on behalf
                                     of the Corporate Backed Trust Certificates,
                                     Series 2001-25 Trust



                                 By: _________________________________________
                                     Name:
                                     Title:

                                   EXHIBIT C-1

                            FORM OF INVESTMENT LETTER

                          QUALIFIED INSTITUTIONAL BUYER

                            Dated: [_______________]

U.S. Bank Trust National Association,
100 Wall Street
New York, New York 10005

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Lehman ABS Corporation
745 Seventh Avenue
New York, New York  10019

Ladies and Gentlemen:

          In connection with its proposed purchase of ________________ aggregate notional amount of Corporate Backed Trust Certificates, Series 2001-25 Trust Class A-2 Certificates (the "Securities"), more particularly described in Schedule A hereto, the undersigned purchaser (the "Purchaser") confirms that:

1. The Purchaser understands that substantial risks are involved in an investment in the Securities. The Purchaser represents that in making its investment decision to acquire the Securities, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including you, Lehman ABS Corporation, as depositor (the "Depositor"), or U.S. Bank Trust National Association, as trustee (the "Trustee"), or any of your or their affiliates, except as expressly contained in written information, if any. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and the Purchaser is able to bear the substantial economic risks of such an investment. The Purchaser has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Securities.

2. The Purchaser (A) is a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act")) and (B) is acquiring the Securities for its own account or for the account of an investor of the type described in clause (A) above as to each of which the Purchaser exercises sole investment discretion. The Purchaser is purchasing the Securities for investment purposes and not with a view to, or for, the offer or sale in connection with, a public distribution or in any other manner that would violate the 1933 Act or the securities or blue sky laws of any state.

3. The Purchaser understands that the Securities have not been and will not be registered under the 1933 Act or under the securities or blue sky laws of any state, and that (i) if it decides to resell, pledge or otherwise transfer any Security, such resale, pledge or other transfer must comply with the provisions of Section 3(e) of the Series Supplement relating to the Securities and (ii) it will, and each subsequent holder will be required to, notify any purchaser of any Security from it of the resale restrictions referred to in clause (i) above.

4. The Purchaser understands that each of the Securities will bear a legend substantially to the following effect, unless otherwise agreed by the Depositor and the Trustee:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE SECURITY REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN OR IN THE SERIES SUPPLEMENT."

5. The Purchaser understands that no subsequent transfer of the Securities is permitted unless (A) such transfer is of a Security with the applicable minimum denomination and (B) the Purchaser causes the proposed transferee to provide to the Depositor and the Trustee, such documentation as may be required pursuant to Section 3(e) of this Series Supplement, including if required a letter substantially in the form hereof.

6.   The Purchaser is a person or entity (a "Person") who is either

     A. (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, or (3) an estate the income of which is includible in gross income for federal income tax purposes regardless of source, or (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

     B. a Person not described in (A), whose ownership of such Security is effectively connected with such Person's conduct of a trade or business within the United States within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and its ownership of any interest in such Security will not result in any withholding obligation with respect to any payments with respect to the Securities by any Person (other than withholding, if any, under Section 1446 of the Code), or

     C. a Person not described in (A) or (B) above, who is not a Person: (1) that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock in the Underlying Securities Issuer (as defined in the Prospectus Supplement) entitled to vote, (2) that is a controlled foreign corporation related to the Underlying

          Securities Issuer within the meaning of Section 864(d)(4) of the Code, or (3) that is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

          The Purchaser agrees that (I) if it is a Person described in clause
          (A) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-9, and (II) if it is a Person described in clause
          (B) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8ECI, and (III) if it is a Person described in clause (C) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8BEN (or, if the Purchaser is treated as a partnership for federal income tax purposes, a properly executed IRS Form W-8IMY with appropriate certification for all partners or members attached). The Purchaser also agrees that it will provide a new IRS form upon the expiration or obsolescence of any previously delivered form, and that it will provide such other certifications, representations or Opinions of Counsel as may be requested by the Depositor and the Trustee.

7. The Purchaser agrees that if at some time in the future it wishes to transfer or exchange any of the Securities, it will not transfer or exchange any of the Securities unless such transfer or exchange is in accordance with the terms of the Warrant Agent Agreement, Series Supplement and other documents applicable to the Security. The Purchaser understands that any purported transfer of the Securities (or any interest therein) in contravention of any of the restrictions and conditions in the agreements, as applicable, shall be void, and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Securities, for any purpose.

     You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            By:_________________________________
                                            Name:
                                            Title:

                                            [Medallion Stamp to be affixed here]

                                   EXHIBIT C-2

                            FORM OF INVESTMENT LETTER

                          QUALIFIED INSTITUTIONAL BUYER

                                                             Dated: ____________

U.S. Bank Trust National Association,
as Trustee
100 Wall Street
New York, New York 10005

Lehman ABS Corporation,
as Depositor
745 Seventh Avenue
New York, New York  10019
Ladies and Gentlemen:

     In connection with its proposed purchase of the Call Warrants (the "Call Warrants") more particularly described in Schedule A hereto, the undersigned purchaser (the "Purchaser") confirms that:

1. The Purchaser understands that substantial risks are involved in an investment in the Call Warrants. The Purchaser represents that in making its investment decision to acquire the Call Warrants, the Purchaser has not relied on representations, warranties, opinions, projections, financial or other information or analysis, if any, supplied to it by any person, including you, Lehman ABS Corporation, as depositor (the "Depositor"), or U.S. Bank Trust National Association, as trustee (the "Trustee"), or any of your or their affiliates, except as expressly contained in written information, if any. The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Call Warrants, and the Purchaser is able to bear the substantial economic risks of such an investment. The Purchaser has relied upon its own tax, legal and financial advisors in connection with its decision to purchase the Call Warrants.

2. The Purchaser (A) is a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "1933 Act")) and (B) is acquiring the Call Warrants for its own account or for the account of an investor of the type described in clause (A) above as to each of which the Purchaser exercises sole investment discretion. The Purchaser is purchasing the Call Warrants for investment purposes and not with a view to, or for, the offer or sale in connection with, a public distribution or in any other manner that would violate the 1933 Act or the securities or blue sky laws of any state.

3. The Purchaser understands that the Call Warrants have not been and will not be registered under the 1933 Act or under the securities or blue sky laws of any state, and that (i) if it decides to resell, pledge or otherwise transfer any Call Warrant, such Call Warrant may be resold, pledged or transferred without registration only to an entity that has delivered to the

     Depositor and the Trustee a certification that it is a Qualified Institutional Buyer that purchases (1) for its own account or (2) for the account of such a Qualified Institutional Buyer, that is, in either case, aware that the resale, pledge or transfer is being made in reliance on said Rule 144A and (ii) it will, and each subsequent holder will be required to, notify any purchaser of any Call Warrant from it of the resale restrictions referred to in clause (i) above.

4. The Purchaser understands that each of the Call Warrants will bear a legend substantially to the following effect, unless otherwise agreed by the Depositor and the Trustee:

          "THIS CALL WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION UNDER SUCH ACT IS IN EFFECT OR PURSUANT TO AN EXEMPTION THEREFROM UNDER SUCH ACT. THE CALL WARRANT REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED HEREIN OR IN THE SERIES SUPPLEMENT."

5. The Purchaser understands that no subsequent transfer of the Call Warrants is permitted unless (A) such transfer is of a Call Warrant with the applicable minimum denomination and (B) the Purchaser causes the proposed transferee to provide to the Depositor and the Trustee such documentation as may be required pursuant to Section 3.2 of the Warrant Agent Agreement, including, if required, a letter substantially in the form hereof, or such other written statement as the Depositor shall reasonably prescribe.

6.   The Purchaser is a person or entity (a "Person") who is either

     D. (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, or (3) an estate the income of which is includible in gross income for federal income tax purposes regardless of source, or (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

     E. a Person not described in (A), whose ownership of such Call Warrant is effectively connected with such Person's conduct of a trade or business within the United States within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and its ownership of any interest in such Call Warrant will not result in any withholding obligation with respect to any payments with respect to the Call Warrants by any Person (other than withholding, if any, under Section 1446 of the Code), or

     F. a Person not described in (A) or (B) above, who is not a Person: (1) that owns, directly or indirectly, 10% or more of the total combined voting power of all classes of stock in the Underlying Securities Issuer (as defined in the Prospectus Supplement) entitled to vote, (2) that is a controlled foreign corporation related to the Underlying Securities Issuer within the meaning of Section 864(d)(4) of the Code, or (3) that is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

          The Purchaser agrees that (I) if it is a Person described in clause
          (A) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-9, and (II) if it is a Person described in clause
          (B) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8ECI, and (III) if it is a Person described in clause (C) above, it will furnish to the Depositor and the Trustee a properly executed IRS Form W-8BEN (or, if the Purchaser is treated as a partnership for federal income tax purposes, a properly executed IRS Form W-8IMY with appropriate certification for all partners or members attached). The Purchaser also agrees that it will provide a new IRS form upon the expiration or obsolescence of any previously delivered form, and that it will provide such other certifications, representations or Opinions of Counsel as may be requested by the Depositor and the Trustee.

7. The Purchaser agrees that if at some time in the future it wishes to transfer or exchange any of the Call Warrants, it will not transfer or exchange any of the Call Warrants unless such transfer or exchange is in accordance with the terms of the Warrant Agent Agreement, Series Supplement and other documents applicable to the Call Warrant. The Purchaser understands that any purported transfer of the Call Warrants (or any interest therein) in contravention of any of the restrictions and conditions in the agreements, as applicable, shall be void, and the purported transferee in such transfer shall not be recognized by any Person as a holder of such Call Warrants, for any purpose.

     You and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,
                                            ____________________________________


                                            By:  _______________________________
                                            Name:  _____________________________
                                            Title:  ____________________________